EXHIBIT 99.1

PRESS RELEASE DATED MARCH 7, 2005

TRUSTREET PROPERTIES, INC. ANNOUNCES PROPOSED PRIVATE PLACEMENT

Orlando, FL, March 7, 2005 - Trustreet Properties, Inc. (NYSE:TSY) announced today that the company has commenced a private placement offering of $250,000,000 of senior notes due 2015. The offering of the notes will be made by means of a private placement to qualified institutional buyers pursuant to Rule 144A, or in offshore transactions pursuant to Regulation S, promulgated under the Securities Act of 1933, as amended (the “Act”). The proceeds from the offering will be used to repay indebtedness incurred in connection with the recently completed mergers in which CNL Restaurant Properties, Inc. and the 18 CNL Income Funds merged with and into U.S. Restaurant Properties, Inc. (USRP) or its subsidiaries and USRP subsequently changed its name to Trustreet Properties, Inc.

The notes to be offered in the private placement have not been registered under the Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Act and applicable state securities laws or applicable exemptions from these registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Trustreet Properties Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. The company’s ability to complete the notes offering is subject to market conditions and other risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward looking statements.